UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2011

IMAGE METRICS, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	333-123092	20-1719023
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)	Identification No.)

1918 Main Street, 2nd Floor Santa Monica, California	90405
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 656-6565

________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K

IMAGE METRICS, INC.

January 31, 2011

Item 2.01.  Completion of Acquisition or Disposition of Assets.

Item 3.02.  Unregistered Sales of Equity Securities.

On January 31, 2011, pursuant to an Asset Purchase Agreement, dated as of December 30, 2010, as amended, we purchased specified technology and intellectual property related assets of Big Stage Entertainment, Inc., a Delaware corporation (“Big Stage”), for an aggregate of 2,000,000 shares of our common stock, the assumption of [$575,343] of Big Stage bank debt and the payment of approximately $85,000 of deal-related expenses on behalf of Big Stage.  The purchase price was determined as a result of arm's-length negotiations between the parties.  We did not acquire all of the assets or business previously conducted by Big Stage, or any of its employees.

Big Stage developed technologies for the creation of three-dimensional facial models for use in television, video games and consumer markets.  We intend to use the acquired technology assets to complement aspects of our facial animation software platform.  Big Stage did not have any material relationship or association with us prior to the acquisition.

The 2,000,000 shares of our common stock were issued in the acquisition pursuant to an exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended.

The foregoing summary description of the Asset Purchase Agreement is qualified by reference to the full text thereof, a copy of which is filed herewith as Exhibit 2.1 and incorporated herein in its entirety.

Item 9.01.	Financial Statements and Exhibits.

(a)           Financial Statements of Businesses Acquired.

We have determined that it is not necessary to include historical financial statements relating to the acquired Big Stage technology assets under Item 9.01(a) of this current report because those assets do not constitute a “business” pursuant to Rule 11-01(d) of the SEC’s Regulation S-X.  This determination was made after reviewing the facts of the transaction which include the following:

•	the business had been inactive for more than one year;

•	we will not be purchasing any physical facilities;

•	we will not assume an employee base;

•	we will not be acquiring a market distribution system;

•	we will not be acquiring a sales force;

•	we will not be acquiring a customer base;

•	we will not be acquiring operating rights;

•	we will not be acquiring production techniques;

•	we will not be acquiring trade names; and

•
while the assets may ultimately be used in a similar manner as used by the predecessor owner, they will need substantial investment to update and integrate in order to conform to our software platform specifications.

(b)           Pro Forma Financial Information.

For the reasons described in Item 9.01(a) above, the pro forma financial information is not required to be filed pursuant to Article 11 of Regulation S-X.

(d)           Exhibits.

Exhibit No.                      Description

2.1	Asset Purchase Agreement, dated as of December 30, 2010, by and between Image Metrics, Inc. and Big Stage Entertainment, Inc. and certain of its stockholders, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 4, 2011	IMAGE METRICS, INC.

	By:	/s/ Ron Ryder
Ron Ryder
Chief Financial Officer and Secretary